EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We have issued our report dated March 7, 1997 accompanying the consolidated financial statements included in the Annual Report of CHS Electronics, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 for CHS Electronics, Inc.'s Directors and Officers 1997 Stock Option Plan.





/S/ GRANT THORNTON, LLP
---------------------------
Grant Thornton, LLP

Miami, Florida
November 14, 1997